January 27, 2017

Total Income+ Real Estate Fund

80 Arkay Drive

Hauppauge, NY 11788

Dear Board Members:

A legal opinion (the "Legal Opinion") that we prepared was filed with the Total Income+ Real Estate Fund Registration Statement filed on Form N-2 May 13, 2016. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 under the Securities Act of 1933 (Amendment No. 8 under the Investment Company Act of 1940) (the "Amendment") and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP